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                                                                     Exhibit 5.1





                                 August 3, 1999



HotJobs.com, Ltd.
24 West 40th Street, 14th Floor
New York, New York 10018

         Re: HotJobs.com, Ltd. Registration Statement on Form S-1 for 4,750,000 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as counsel to HotJobs.com, Ltd., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of 4,750,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and up to 712,500 shares of Common Stock which the underwriters will have an option to purchase from the Company solely for the purpose of covering over-allotments (collectively, the "Shares") pursuant to the Company's Registration Statement on Form S-1, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

         This opinion is being furnished in accordance with the requirements of
Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review and subject to the qualifications set forth below, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus

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                                                               HotJobs.com, Ltd.
                                                                          Page 2



which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                            Very truly yours,
                                            BROBECK, PHLEGER & HARRISON LLP